UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 15, 2014
Date of Report (Date of earliest event reported)

CRAILAR TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

British Columbia (State or other jurisdiction of incorporation)	000-50367 (Commission File Number)	98-0359306 (IRS Employer Identification No.)

305-4420 Chatterton Way Victoria, British Columbia (Address of principal executive offices)	V8X 5J2 (Zip Code)

(250) 658-8582
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on February 15, 2014, Miljenko Horvat resigned as a director of the Company.

As a consequence of the resignation of Mr. Horvat, the Board of Directors and Executive Officers of the Company are now comprised of the following:

Name	Position
Kenneth Barker	Chief Executive Officer and a Director
Jason Finnis	President, Chief Innovation Officer and a Director
Larisa Harrison	Corporate Administration Officer and Secretary
Theodore Sanders	Chief Financial Officer and Treasurer
Guy Prevost	Corporate Controller and Compliance Officer
Jay Nalbach	Chief Marketing Officer
Robert Edmunds	Director
Jeremy Jones	Director
Peter Moore	Director
Lesley Hayes	Director and Chairperson

SECTION 7 - REGULATION FD

Item 7.01     Regulation FD Disclosure

On February 24, 2014, the Company issued a press release (the "Press Release") announcing that it has begun the production of CRAiLAR(R) Hemp fiber alongside its CRAiLAR(R) Flax fiber production in Europe. In addition, the Company announced that Miljenko Horvat resigned as a director of the Company.

A copy of the Press Release is attached as Exhibit 99.1 hereto.

Item 9.01      Financial Statements and Exhibits

(a)     Financial Statements of Business Acquired

Not applicable.

(b)     Pro forma Financial Information

Not applicable.

(c)     Shell Company Transaction

Not applicable.

(d)     Exhibits
Exhibit	Description
99.1	Press Release dated February 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CRAILAR TECHNOLOGIES INC.
Date: February 24, 2014	By: /s/ Guy Prevost Name: Guy Prevost Title: Corporate Controller

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